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                                                                     EXHIBIT 3.1


I, Joseph Tung, certify that set forth below is a fair and accurate English translation of the required document included as an exhibit to this Registration Statement.

                               By: /s/ JOSEPH TUNG
                                   ------------------------------
                                   Title: Chief Financial Officer
                                   Dated: August 28, 2000

                    Advanced Semiconductor Engineering, Inc.
                            Articles of Incorporation

                                  (Translation)


CHAPTER ONE:       GENERAL PRINCIPLES

     Article 1. This company is called Advanced Semiconductor Engineering, Inc., and is registered as a company limited by shares according to the Company Law. The English name of this company is Advanced Semiconductor Engineering, Inc.

     Article 2. This company is engaged in the following businesses:

         (1). The manufacture, assembly, processing, test and export of various types of integrated circuitry;

         (2). The research, development, design and manufacture, assembly, processing, test and export of various computers, electronics, communications, information products and their peripheral products; and

         (3). General import and export trading business (excluding the approved businesses requiring special permits).

     Article 2-1. The investment made by this company in other companies as limited liability shareholder thereof is not subject to the limitation that such investment shall not exceed a certain percentage of the paid-in capital as set forth in the Company Law.

     Article 3. This company may provide guaranty.

     Article 4. This company's headquarter is located in the Nantze Export Processing Zone, Kaohsiung, Taiwan, R.O.C. and may set up domestic or foreign branch offices as resolved by the Board of Directors, if necessary.

     Article 5. The public announcements of this company shall be made in accordance with Article 28 of the Company Law.

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CHAPTER TWO: SHARES

     This company's total capital is NT$32,000,000,000, divided into 3,200,000,000 shares, NT$10 per share, NT$2,000,000,000 of which are reserved for convertible bonds. The Board of Directors is authorized to determine the issue of unissued shares in installments if deemed necessary for business needs.

     Article 7. The share certificates shall be in registered form and have the signatures and seals of at least three directors of this company and shall be legally authenticated before issuance.

     Article 8. No registration of share transfer shall be made within one month before each regular shareholders meeting, or within fifteen days before each extraordinary shareholders meeting or five days before the record date for dividends, bonuses or other distributions as determined by this company.

     Article 9. The rules governing stock affairs shall be made pursuant to the laws and the regulations of the relevant authorities.

CHAPTER THREE:     SHAREHOLDERS MEETING

     Article 10. Shareholders meetings include regular meetings and extraordinary meetings. Regular meetings shall be held once annually within 6 months of each fiscal year convened by the Board of Directors. Extraordinary meetings will be held according to the law whenever necessary.

     Article 11. Shareholders meetings shall be convened by written notice stating the date, place and purpose dispatched to each shareholder at least 20 days, in case of regular meetings, and 10 days, in case of extraordinary meetings, prior to the date set for such meeting.

     Article 12. Unless otherwise required by the Company Law, the resolution shall be adopted by at least a majority of the votes of Shareholders present at a shareholders meeting which hold a majority of all issued and outstanding shares.

     Article 13. Each share has one vote, but for a shareholder who


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possesses 3% or more of the issued shares, the portion that exceeds such 3%
shall amount to 99.9% of votes.

     Article 14. Any shareholder, who for any reason is unable to attend shareholders meetings, may execute a proxy affixed with the chop same as the impression left with this company to authorize a proxy attending the meeting for him in which the authorization matters shall expressly stated. Such proxy shall be submitted to this company at least 5 days prior to the shareholders meeting.

     Article 15. The shareholders meeting shall be convened by the Board of Directors unless otherwise stipulated in the Company Law, and the person presiding the meeting will be the chairman. If the chairman is on leave or for any reason could not discharge his duty, he may appoint another director to act for him. If the chairman fails to make the aforesaid appointment, the chairman for the meeting can be elected from among the directors.

CHAPTER FOUR: DIRECTORS, SUPERVISORS AND MANAGERS

     Article 16. This company has 5 to 7 directors, 5 supervisors with tenures of 3 years and who are elected from among the shareholders. Re-elections are allowed.

     Article 17. The Board of Directors is constituted by directors. Their powers and duties are as follows:

         (1).   Devising operations strategy.

         (2).   Proposing to distribute dividends or make up losses.

         (3).   Proposing to increase or decrease capital.

         (4).   Reviewing material internal rules and contracts.

         (5).   Hiring and discharging the general manager and managers.

         (6).   Establishing and dissolving branch offices.

         (7).   Reviewing budgets and audited financial statements.

         (8). Other duties and powers granted by or in accordance with the Company Law or shareholders resolutions.

     Article 18. The Board of Directors is constituted by directors, and the chairman and vice chairman is elected by the majority of the directors at a board meeting at which the majority of directors are present. If the chairman is on


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leave or for any reason could not discharge his duties, his acting proxy shall be elected in accordance with Article 208 of the Company Law.

     Article 19. Board of Directors meetings shall be convened by the chairman, unless otherwise stipulated by the Company Law. Board of Directors meetings can be held at any place in the ROC or abroad.

     Article 20. A director may appoint another director to attend the Board of Directors meeting and to exercise the voting right, but a director can accept only one proxy.

CHAPTER FIVE: MANAGERS

     Article 21. This company has one general manager managing the daily affairs of this company in accordance with the relevant laws and regulations, Articles of Incorporation of this company and the resolutions of shareholders meetings or directors meetings.

     Article 22. This company has several managers to assist the general manager to deal with the daily affairs of this company. The appointment, discharge and salary of the managers shall be managed in accordance with Article 29 of Company Law, unless otherwise specified in these Articles of Incorporation.

CHAPTER SIX:  ACCOUNTING

     Article 23. The fiscal year of this company starts from January 1 and ends on December 31 every year. At the end of each fiscal year, the Board of Directors shall prepare financial and accounting books in accordance with the Company Law and submit them to the regular shareholders meeting for recognition.

     Article 24. The annual net income ("Income") shall not be distributed before:

         (1). The capital gain realized from the disposal of fixed assets being set aside as capital reserve;

         (2).   Making up losses, if any;


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         (3).   10% being set aside as legal reserve;

         (4). A special reserve being set aside pursuant to the laws or regulation of governmental authority;

         (5). Selling aside a special reserve equal to the (unrealized) investment income under equity method for long-term investment, excluding cash dividends (the realized income shall be classified as earnings for distribution);

         If any Income remains, it shall be distributed as follows:

         (6). Not more than 2% of the balance (i.e., the Income deducting (1) to (5) above) as compensation to directors and supervisors;

         (7). Not less than 5% and not more than 7% of the balance (i.e. the Income deducting (1) to (5) above) as bonus to employees (the 5% portion being distributed to all employees in the form of stock bonus in accordance with the employee bonus rules, while the portion exceeding 5% being distributed to individual employees (having special contributions) in accordance with the rules made by the board of directors with the authority granted hereby); and

         (8). The remainder is distributed in proportion to the aggregate amount of outstanding shares proposed by the board.

     Article 24-1 This Company is at the developing stage. In order to accommodate the capital demand for the present and future business development and satisfy the shareholder's demand for the cash, the dividend policy of this Company is that stock dividends be distributed preferably than cash dividends. The ratio for cash dividends shall not exceed 20% in principle, provided that in the event the cash dividend is lower than NT$ 0.1 per share, this Company will not distribute cash dividends, instead stock dividend.

     Given the above, the distribution ratio for cash dividend depends on the operation of business in such year and take the capital budget plan in the next year into consideration so as to determine the most appropriate dividend policy and distribution manner which shall be proposed by the board and resolved by the shareholders meeting.



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CHAPTER SEVEN:     APPENDIX


                     Advanced Semiconductor Engineering Inc.
                            Articles of Incorporation
          Comparison of Original and Amended Articles of Incorporation


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                                 Original                                                         Amended
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
Article 6     This company's total capital is NT$24,000,000,000,           This company's total capital is NT$32,000,000,000,
              divided into 2,400,000,000 shares, NT$10 per share,          divided into 3,200,000,000 shares, NT$10 per share,
              NT$2,000,000,000 of which are reserved for                   NT$2,000,000,000 of which are reserved for
              convertible bonds. The Board of Directors is                 convertible bonds. The Board of Directors is
              authorized to determine the issue of unissued shares         authorized to determine the issue of unissued shares
              in installments if deemed necessary for business             in installments if deemed necessary for business
              needs.                                                       needs.
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Article 18    The Board of Directors is constituted by                     The Board of Directors is constituted by directors,
              directors, and the chairman is elected by the                and the chairman and vice chairman is elected by the
              majority of the directors at a board meeting at              majority of the directors at a board meeting at
              which the majority of directors are present. If the          which the majority of directors are present. If the
              chairman is on leave or for any reason could not             chairman is on leave or for any reason could not
              discharge his duties, his acting proxy shall be              discharge his duties, his acting proxy shall be
              elected in accordance with Article 208 of the                elected in accordance with Article 208 of the
              Company Law.                                                 Company Law.
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Article 24    The annual net income ("Income") shall be                    The annual net income ("Income") shall not be
              distributed in the following order:                          distributed before:

              (1).   The capital gain realized from the disposal           (1).   The capital gain realized from the disposal
                     of fixed assets being set aside as capital                   of fixed assets being set aside as capital
                     reserve;                                                     reserve;

              (2).   Making up losses, if any;                             (2).   Making up losses, if any;


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
              (3).   10% as legal reserve;                                 (3).   10% being set aside as legal reserve;

              (4).   A special reserve equal to the (unrealized)           (4).   A special reserve being set aside pursuant to
                     investment income under equity method for                    the laws or regulation of governmental
                     long-term investment, excluding cash                         authority;
                     dividends (the realized income shall be
                     classified as earnings for distribution);             (5).   Selling aside a special reserve equal to the
                                                                                  (unrealized) investment income under equity
              (5).   Not more than 2% of the balance (i.e., the                   method for long-term investment, excluding
                     Income deducting (1) to (4) above) as                        cash dividends (the realized income shall be
                     compensation to directors and supervisors;                   classified as earnings for distribution);

              (6).   Not less than 5% and not more than 7% of the          If any Income remains, it shall be distributed as
                     balance (i.e. the Income deducting (1) to (4)         follows:
                     above) as bonus to employees (the 5% portion
                     being distributed to all employees in the             (6).   Not more than 2% of the balance (i.e., the
                     form of stock bonus in accordance with the                   Income deducting (1) to (5) above) as
                     employee bonus rules, while the portion                      compensation to directors and supervisors;
                     exceeding 5% being distributed to individual
                     employees (having special contributions) in           (7).   Not less than 5% and not more than 7% of the
                     accordance with the rules made by the board                  balance (i.e. the Income deducting (1) to (5)
                     of directors with the authority granted                      above) as bonus to employees (the 5% portion
                     hereby); and                                                 being distributed to all employees in the
                                                                                  form of stock bonus in accordance with the
              (7).   The remainder as dividend to stockholders                    employee bonus rules, while the portion
                     unless retained.                                             exceeding 5% being distributed to individual


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
                                                                                  employees (having special contributions) in
                                                                                  accordance with the rules made by the board
                                                                                  of directors with the authority granted
                                                                                  hereby); and

                                                                           (8).   The remainder is distributed in proportion to
                                                                                  the aggregate amount of outstanding shares
                                                                                  proposed by the board.
------------------------------------------------------------------------------------------------------------------------------------
Article 24-1  Nil                                                          This Company is at the developing stage. In order to
                                                                           accommodate the capital demand for the present and
                                                                           future business development and satisfy the
                                                                           shareholder's demand for the cash, the dividend
                                                                           policy of this Company is that stock dividends be
                                                                           distributed preferably than cash dividends. The
                                                                           ratio for cash dividends shall not exceed 20% in
                                                                           principle, provided that in the event the cash
                                                                           dividend is lower than NT$ 0.1 per share, this
                                                                           Company will not distribute cash dividends, instead
                                                                           stock dividend.

                                                                           Given the above, the distribution ratio for cash dividend
                                                                           depends on the operation of business in such year and
                                                                           take the capital budget plan in the next year into
                                                                           consideration so as to determine the most appropriate
                                                                           dividend policy and distribution manner which shall be
                                                                           proposed by the board and resolved by the shareholders
                                                                           meeting.
------------------------------------------------------------------------------------------------------------------------------------


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     Article 27.  This Articles of Incorporation was enacted on March 31,
                  1984 as approved by all the promoters.

                  The first amendment was made on May 3, 1984.

                  The second amendment was made on June 11, 1984.

                  The third amendment was made on June 25, 1984.

                  The fourth amendment was made on May 28, 1986.

                  The fifth amendment was made on July 10, 1986.

                  The sixth amendment was made on September 1, 1988.

                  The seventh amendment was made on May 28, 1988.

                  The eighth amendment was made on July 18, 1988.

                  The ninth amendment was made on September 1, 1988.

                  The tenth amendment was made on October 30, 1988.

                  The eleventh amendment was made on November 24, 1988.

                  The twelfth amendment was made on December 5, 1988.

                  The thirteenth amendment was made on February 21, 1989.

                  The fourteenth amendment was made on December 11, 1989.

                  The fifteenth amendment was made on March 31, 1990.

                  The sixteenth amendment was made on March 30, 1991.

                  The seventeenth amendment was made on April 11, 1992.

                  The eighteenth amendment was made on April 28, 1993.

                  The nineteenth amendment was made on March 21, 1994.

                  The twentieth amendment was made on March 21, 1995.

                  The twenty-first amendment was made on April 8, 1996.

                  The twenty-second amendment was made on April 12, 1997.

                  The twenty-third amendment was made on March 21, 1998.

                  The twenty-fourth amendment was made on June 9, 1999.

                  The twenty-fifth amendment was made on July 11, 2000.


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